Exhibit 99.1

             Dayton Superior Third Quarter Conference Call

    DAYTON, Ohio--(BUSINESS WIRE)--Dec. 1, 2005--Dayton Superior Corporation reported today that on the Company's regularly scheduled earnings release conference call on November 29, 2005, during the question and answer period, certain investors inquired about the Company's expectations regarding 2006 earnings and EBITDA. The purpose of this press release is to advise investors that the Company has not yet finalized its 2006 budget and is, therefore, not yet in a position to estimate what results of operations in 2006 will be. Any implication arising from the question and answer period of the earnings conference call that the Company has a final budget for 2006 or has formulated a reliable estimate of 2006 EBITDA or any other measure of operating results for 2006 was unintentional and should not be relied upon.
    Dayton Superior is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction, and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. The company's products are used in two segments of the construction industry: infrastructure construction, such as highways, bridges, utilities, water and waste treatment facilities and airport runways, and non-residential building, such as schools, stadiums, prisons, retail sites, commercial offices, hotels and manufacturing facilities. The company sells most products under the registered trade names Dayton Superior(R), Dayton/Richmond(R), Symons(R), Aztec(R), BarLock(R), Conspec(R), Edoco(R), Dur-O-Wal(R) and American Highway Technology(R).



    CONTACT: Dayton Superior Corporation, Dayton
             Edward J. Puisis, 937-428-7172
             Fax: 937-428-9115